UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K/A
(Amendment No. 1)
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 1-33726

Date of Report: January 5, 2011

ADVANCED BATTERY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-2497491
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

15 West 39th Street, Suite 14A, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

212-391-2752
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 1

This amendment is being filed in order to clarify that as of January 5, 2011 all of the incidents of ownership of the properties identified in this Report had passed to Cashtech Investment Limited.

ITEM 1.01           Entry into a Material Definitive Agreement

On January 5, 2011Cashtech Investment Limited, which is a subsidiary of the Registrant, and Dongguan Qianshun Hardware, Inc. entered into a Land Use Right and Buildings Purchase Contract (the “Contract”).  The Contract replaces the Letter of Intent that was the subject of a Current Report filed on December 23, 2010.  The Contract provides that Cashtech has purchased from Dongguan Qianshun Hardware, Inc. the land and buildings at 3 Middle, Qingxi Town, Dongguan City, Guangdong Province, China.  The buildings consist of four industrial facilities with a total of 36,468 square meters of floor space, an office building with 5246 square meters, three dormitories with a total of 14,710 square meters, and a power supply facility, and the associated land use right.  The purchase price is 176 million Renminbi (approximately $26 million).  The parties anticipate that Cashtech Investment Limited will assume occupancy of the property on or about February 28, 2011.

Item 9.01             Financial Statements and Exhibits

Exhibits

10-a.	Land Use Right and Buildings Purchase Contract dated January 5, 2011 - filed with the Current Report on Form 8-K filed on January 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BATTERY TECHNOLOGIES, INC.

Dated: May 5, 2011	By:/s/ Fu Zhiguo
Fu Zhiguo, Chief Executive Officer